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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


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                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                             ADMIRALTY BANCORP, INC.
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             (Exact name of registrant as specified in its charter)


                DELAWARE                                          22-354338
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        (State of incorporation                               (I.R.S. employer
            or organization)                                 identification no.)



    4400 PGA BOULEVARD, SUITE 202,
  PALM BEACH GARDENS, FLORIDA 33410                                  33410
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(Address of principal executive offices)                          (zip code)



If this form relates to the                    If this form relates to the
registration of a class of                     registration of a class of
debt securities and is                         debt securities and is to
effective upon filing                          become effective simultaneously
pursuant to General                            with the effectiveness of a
Instruction A(c)(1) please                     concurrent registration
check the following box. [ ]                   statement under the Securities
                                               Act of 1933 pursuant to
                                               General Instruction A(c)(2)
                                               please check the following
                                               box. [ ]



       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
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                                      None.



       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                       Class B Common Stock, no par value
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                                (Title of class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The securities to be registered are the Class B Common Stock, no par value per share (the "Class B Stock") of Admiralty Bancorp, Inc., a Delaware corporation (the "Company"). The Company incorporates by reference the description of the Class B Stock set forth under the caption "Description of the Company's Securities -- Class B Stock" in the Prospectus included in the Company's Registration Statement on Form SB-2, Registration No. 333-60307 (filed by the Company with the Securities and Exchange Commission on July 31, 1998).


ITEM 2. EXHIBITS

Exhibit No.                            Name of Document
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    1                                  Form of Stock Certificate(1)

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(1)  Incorporated by reference from Exhibit 4.1 to Registration Statement No.
     333-60307 on Form SB-2.


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          ADMIRALTY BANCORP, INC.


Date: September 15, 1998                  By: /s/ RICHARD P. ROSA
                                              ----------------------------------
                                              Name: Richard P. Rosa
                                              Title: Chief Financial Officer


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